As filed with the Securities and Exchange Commission on May 21, 1998

                            Registration No. 33-32476

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                    PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
                       REGISTRATION STATEMENT NO. 33-32476

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            Celerity Solutions, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                            52-1283993
(State or other jurisdiction of                              (I.R.S. Employer
incorporation of organization)                               Identification No.)


                           200 Baker Avenue, Suite 300
                                Concord, MA 01742
    (Address, Including Zip Code of Registrant's Principal Executive Offices)

                                   ----------

                                  Edward Terino
                             Chief Financial Officer
                            Celerity Solutions, Inc.
                           200 Baker Avenue, Suite 300
                                Concord, MA 01742
                                  978/287-5888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

     If any of the securities are being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
          [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.
          [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
          [ ]


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



                         Calculation of Registration Fee


                                      Proposed        Proposed
Title of                              Maximum         Maximum
Securities            Amount to       Offering        Aggregate       Amount of
to be                 be Regis-       Price Per       Offering        Registra-
Registered            tered(1)        Share (2)       Price (2)       tion Fee
----------            ---------       ----------      -----------     --------

Common                254,930         $2.563          $653,385.59     $192.75
Stock, $.10           shares
Par Value

Series A Warrants

(1)  Pursuant  to Rule 416,  there are also being  registered  an  indeterminate
number  of  shares  of  Common  Stock  as  may  become   issuable   pursuant  to
anti-dilution provisions of the Series A Warrants.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the closing price of the Common Stock of the Registrant on the Nasdaq National Market System on May 15, 1998.



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     Pursuant to Rule 429 under the  Securities  Act of 1933,  as  amended,  the prospectus included herein constitutes a combined a prospectus relating to 254,930 shares of Common Stock included in the Registrant's Post Effective Amendment No. 6 on Form S-3 to Form S-18 as filed with the Securities and Exchange Commission on Registration Statement number 33-45725-A, and constitutes Pre-Effective Amendment No. 1 to Form S-3 as filed with the Securities and Exchange Commission on Registration Statement number 33-32476.



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


PROSPECTUS

                            Celerity Solutions, Inc.
                           254,930 Shares Common Stock
                           ($0.10 par value per share)

     This Prospectus relates to the sale of up to 254,930 shares (the "Shares") of Common Stock, par value $0.10 per share (the "Common Stock"), of Celerity Solutions, Inc. (the "Company"), issuable upon exercise of the Series A Warrants (the "Warrants") of the Company which were sold to the public as part of the Company's initial public offering which commenced on March 31, 1992.

     Each Warrant entitles the holder thereof to purchase 1.74 Shares of Common Stock at an exercise price of $3.57 per share during the period commencing on March 31, 1993, and ending on March 31, 1999, subject to extension by the Company. The Warrants are redeemable by the Company on an all or nothing basis at a redemption price of $0.01 per Warrant, upon 30 days written notice, commencing on June 30, 1993, at such time as the market price of the Common
Stock has exceeded the Warrant exercise price by 10% for a period of 20 consecutive business days, provided, however, that the holder may exercise the Warrant at any time prior to the expiration of the 30-day redemption notice period. As of the date of this Prospectus, 344,500 Warrants were outstanding.

     The Company's Common Stock and Series A Warrants are quoted on the NASDAQ Small Cap Market under the symbols "CLTY" and "CLTYW," respectively. The last reported sales price of the Company's Common Stock and Series A Warrants as reported on The NASDAQ Stock Market on May 15, 1998 was $2.563 and $0.938, respectively.

     See "Risk Factors" on pages 6 to 10 for a description of certain risks that should be considered by prospective investors.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    SUBJECT TO COMPLETION; DATED May 21, 1998

Information contained here in is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



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



                                   ----------

This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in "Risk Factors" and the Company's periodic reports incorporated by reference herein.

                  The date of this Prospectus is May 21, 1998.




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


                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and has filed reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements, and other information filed by the Company are available for inspection and copying at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 10549 or at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 6066l. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This information can be obtained at http://www.sec.gov.

     The Company filed with the Commission a registration statement on Form S-18 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus (the "Prospectus"), which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is made to such Registration Statement and exhibits. Statements made in this Prospectus as to the content of any contract, agreement, or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the Registration Statement, each such statement being qualified in all respects by such reference, which may be inspected and copied in the manner and at the sources described above.

                                  RISK FACTORS

         Limited  Operating  History in the  Supply  Chain  Management  Software
Industry: Starting in April 1997, the Company shifted its focus from consumer to business software and is in the process of transitioning business operations into a new industry. Somerset Automation, Inc. ("SAI") and Client Server Technology, Inc. ("CSTI") which were recently acquired by the Company, have combined, more than 20 years of experience in this industry, however, the Company itself has a limited operating history in the supply chain management software industry. There can be no assurance that the Company will be successful in managing the transition and identifying acquisition candidates to expand operations and add product offerings.

     Lack of Profitability: The Company has had a history of losses. With the exception of the fiscal years ended March 31, 1996, the Company has not had a profitable year since its inception in 1982. With the acquisitions of SAI and CSTI, management believes it has repositioned the Company for growth in an expanding industry. However, there can be no assurance that the Company will be able to achieve and sustain any level of profitability.



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


     Sustaining a Public Trading Market: The publicly traded stock of the Company is thinly traded there can be no assurance that an active trading market for the Company's stock will develop in the near future, or if developed, that such a market will be sustained. In the absence of an active public market, an investor may be unable to liquidate his investment in the Company. The market price of the Company's Stock may be adversely affected by factors that may or may not relate to the Company's performance. Such factors may include the announcement or introduction of new hardware platforms or software products by the Company's competitors, as well as conditions in the supply chain management software industry, the stock market and the economy in general.

     Dependence on New Products and Rapid Technological Change: The market for the Company's products is characterized by rapidly changing technologies, frequent new product introductions, rapid changes in customer requirements and evolving industry standards. The Company's success is largely dependent on its ability to develop new products and to lengthen the life cycle of current products through upgrades and enhancements. It must continually evaluate and adapt its products to emerging hardware platforms and technologies. There can be no assurance that the Company will be able to develop and market new products or product enhancements that respond to technological change or evolving industry standards, that new products will be released on schedule, or that released products will achieve any degree of market acceptance. The inability, for technological or other reasons, to successfully develop and introduce new products or product enhancements could have a material adverse effect on the Company's business and its operating results and financial condition.

     Risk of Software Errors or Failures: The Company's software products may contain undetected errors when first introduced or when new versions are released. There can be no assurance that, despite testing of the Company's products, errors will be detected in new products or subsequent releases, resulting in the loss of or a delay in market acceptance which could have a material adverse effect on the Company's business and its operating results and financial condition.

     Competition: The supply chain management software industry is intensely competitive. The Company's competitors in the supply chain management software industry include small and large companies, which offer various solutions in different segments of the supply chain. Many competitors have substantially greater financial, technical, marketing and distribution resources, greater name recognition and a larger base of customers than the Company. Existing competitors may continue to broaden their product lines and potential competitors, including computer manufacturers or software developers, may enter the market or increase their focus and resources on products and product lines which compete with the Company's products. An increasing number of competitive products may result in an inability to distribute or sell products, increased development, marketing and distribution costs, and additional pricing pressures, any of which could have a material adverse effect on the Company's operating results. Furthermore, current and potential competitors may make acquisitions of other competitors or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of the Company's prospective customers. Therefore, it is possible that new competitors may emerge and acquire significant market share. This



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


could have a material adverse effect on the Company's business and its operating results and financial condition.

     Lack of Product Diversification: The Company's future results depend on continued market acceptance of supply chain management software, as well as, the Company's ability to adapt and modify such software to meet the evolving needs of its customers. Any reduction in demand or increase in competition could have a material adverse effect on the Company's business and its operating results and financial condition.

     Dependence on Certain Distribution Channels: The Company's future success in the supply chain management software industry depends upon the successful expansion of the Company's marketing, sales, support and service organizations, as well as its ability to establish alternative distribution channels, including resellers, systems integrators and application software vendors. The Company has formal and informal relationships with a number of third-party software and hardware vendors and consulting and system integration firms. Such firms include Hewlett Packard, Microsoft, Digital Equipment Corp., COGNOS, Business Forecast Systems, The Orion Group Software Engineers, Inc., Oracle Corporation, Information Industries, Inc., Telxon Corporation, and Sqribe Technologies. There can be no assurance that the Company will be able to expand its marketing, sales, support and service organizations or develop additional distribution channels on a timely basis. In addition, the Company's arrangements with these firms are not exclusive and, in many cases, may be terminated by either party without cause, and many of these firms also distribute products, which compete with those offered by the Company. Therefore, there can be no assurance that any firm will continue its involvement with the Company and its products, and the loss of important firms could have a material adverse effect on the Company's business and its operating results and financial condition.

     Proprietary Intellectual Property Rights: The Company regards the software it owns as proprietary and relies primarily on a combination of copyrights, trademarks, trade secret laws, employee and third party nondisclosure agreements and other methods to protect its proprietary intellectual property rights. There can be no assurances that the Company's competitors will not independently develop products that are substantially equivalent or superior to the Company's products. Most of the Company's products do not include any mechanisms to prevent or inhibit unauthorized copying, nor does the Company rely on shrink-wrap licenses which restrict copying and use of the products. The Company is aware that unauthorized copying occurs within the software industry and that if a significant amount of unauthorized copying of the Company's products were to occur, the Company's business and operating results could be adversely affected. As the number of software products increase and the functionality of these products further overlaps, software developers may become increasingly subject to infringement claims. Although there are currently no infringement claims against the Company, there can be no assurance that third parties will not assert infringement claims against the Company with respect to current or future products, or that any such assertion will not require the Company to enter into royalty arrangements or incur significant litigation costs.



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     Integration of Acquisitions: The Company acquired CSTI and SAI in 1997. The
Company  may  pursue   acquisitions   of  other   companies   with   potentially
complementary product lines, technologies and businesses in the future. The current management of the Company and several members of CSTI's and SAI's management had a history of successful integrations of software companies and successful development and integration of supply chain management software. However, acquisitions involve a number of risks and difficulties, including technology acceptance, expansion into new geographic markets and business areas, the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies and the integration of the acquired companies' business and financial processes with those of the Company. There can be no assurance that the Company will successfully integrate the operation of CSTI or SAI or other acquired businesses, which could have a material adverse effect on the Company' business, operating results and financial condition.

     Key Employees: The Company believes its future success will depend, in part, upon continued service of a small number of key technical and senior management personnel and on its continued ability to recruit and retain highly-skilled management and technical personnel. Competition for such employees is intense and the loss of services of key personnel could have a material adverse effect on the Company's operating results and financial condition. There can be no assurance that the Company will retain its key managerial and technical employees or that it will be successful in attracting and retaining other highly-skilled managerial and technical resources.

     Quarterly Fluctuations And Seasonality: The Company's software products revenues are difficult to forecast because the market for business application software products is evolving rapidly, and the Company's sales cycles vary substantially from customer to customer. The Company's revenues, in general, are relatively difficult to forecast due to a number of reasons, including, but not limited to, the following: (i) the relatively long sales cycle for the Company's products, (ii) the size and timing of individual licensing transactions, (iii) the timing of the introduction of new products or product enhancements by the Company or its competitors, (iv) the potential for delay or deferral of customer implementations of the Company's software, (v) changes in customer budgets, and
(vi) the seasonality of technology purchases and other general economic conditions. The level of net sales realized by the Company in any quarter is principally dependent on the number of new Continuum software licenses sold and the number of titles shipped for published consumer software titles. The purchase of supply chain management solutions requires a significant commitment of capital and resources on the part of the customer, the sales cycles are long and average from six to nine months. As a result, revenue recognition is subject to many risks such as budgetary cycles, changes in the business of a customer and overall economic trends that are not controllable by the Company. Quarterly results have varied significantly in the past and are likely to fluctuate in the future as a result of new orders timing, product development expenditures, the number and timing of new product completions, and multimedia product shipments and returns. A significant portion of the Company's operating expenses are fixed and planned expenditures in any given quarter are based on sales and revenue forecasts. Accordingly, if net sales do not meet the Company's expectations in any given quarter, operating results and financial condition could be adversely and disproportionately affected because a significant portion of the Company's expenses do not vary with revenues. As a result of



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these and other  factors,  the  Company's  results of  operations  and financial condition for any period are inherently difficult to predict. Any significant change from levels expected by securities analysts or shareholders could result in substantial volatility in the trading price of the Company's common stock.

     Absence of Dividends: It is unlikely that the Company will declare or pay cash dividends in the foreseeable future. The Company intends to retain earnings, if any, to expand its business operations.

     International Operations: The Company's international operations are subject to risks inherent in international business activities, including management and staffing of an organization spread over various countries, longer account receivable payments abroad, compliance with foreign law, unexpected changes in regulatory requirements, different tax structures, foreign currency exchange rate fluctuations and general economic and political conditions.

                        RECENT DEVELOPMENTS - THE COMPANY

     The Company has been in existence since 1982, going public in 1992, as Capitol Multimedia, Inc. In 1997, the Company changed its name to Celerity Solutions, Inc., and transformed itself from a multimedia publisher to a supply chain management software provider. Supply chain management encompasses the planning and control of material and resources from customer order entry through warehousing and logistics to customer delivery.

     In March 1997, the Company acquired CSTI, a privately held developer and integrator of supply chain management software. This acquisition provided the Company an entry into the supply chain management sector of the business software market.

     In April 1997, the Company sold selected multimedia assets to Davidson, a division of Cendant, Inc. The Company retained all rights to its fourteen(14) multimedia CD-ROM products currently on the market, three (3) new CD-ROM titles, all software tools and engines, and software development capabilities in the United States and Russia.

     In August 1997, the Company established Paragon, a limited liability company in St. Petersburg Russia as a wholly owned subsidiary. Paragon develops software for the Company. Paragon has retained the services of 10 technical personnel some of whom were employed by the Company's subsidiary AMI, which was sold in April 1997.

     On December 8, 1997, the Company acquired all of the outstanding stock of SAI, a privately held warehouse management software company based in Irvine, California by means of a merger between SAI and Somerset Solutions, Inc. a wholly owned subsidiary of the Company. SAI is a profitable technology leader in the warehouse management software market. SAI had approximately $4.5 million in annual revenue in 1997. Somerset's warehousing product, combined with the Company's existing supply chain management product, creates a more powerful product line which



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enables  control of inventory and  resources  not only between  locations in the supply chain but through warehouses as well. This capability positions the Company to provide integrated warehouse and supply chain management software for the middle market. Somerset's warehouse management software, WMS 4.0, is client-server based, highly flexible, user configurable, and supports single and multiple facility enterprises. Modules include Inventory Control, Inventory Management, Inbound Processing, and Workload Management.

     On February 1, 1998 the Company sold the rights to six juvenile multimedia software programs, collectively known as the "Magic Tales" titles to Davidson & Associates, Inc., a subsidiary of Cendant, Inc.

     Marketed under the name "Continuum," the Company's applications are grouped into three primary modules: Planning (demand planning, supply chain planning, and finite capacity scheduling), Distribution/Financial Execution (sales order management, purchase order management, inventory control, accounts payable, accounts receivable, and general ledger), and Warehousing. The client/server applications run on Windows NT and UNIX platforms and support relational database systems including Oracle, CA-OpenIngres, and Sybase.

     Since the Company's April 1997 sale of select multimedia assets to Davidson, the March 1997 acquisition of CSTI, and the December 1997 acquisition of SAI, the Company has focused principally on the business software market. Existing multimedia software titles continue to be sold through its distribution channels that were established prior to the divestiture. However multimedia revenue represents a small fraction of the Company's revenues.

     At December 31, 1997, the Company had outstanding Series A Warrants to purchase 599,621 shares of Common Stock at $3.57 per share. In a press release, dated March 4, 1998, the Company extended the expiration of the exercise of the warrants through March 31, 1999. Pursuant to the Warrant Agreement, the Company has the option of redeeming the warrants on an all or nothing basis at a redemption price of $0.01 per Warrant, upon 30 days written notice. Holders may exercise Warrants at any time prior to the expiration of the 30-day redemption notice period. Exercise of the warrants would generate approximately $2,141,000 in cash.

     The principal offices of the Company are located at 200 Baker Avenue, Suite 300, Concord, Massachusetts 01742. Telephone (978) 287-5800.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the offering unless and until the Warrants, or any portion thereof, are duly exercised and paid for by the holders of the Warrants. There can be no assurance that all or any portion of the Warrants will be exercised. In the event that any or all of the Warrants are exercised, the Company will receive $3.57 for each share of Common Stock issuable upon exercise of the Warrants for an aggregate of approximately $2,141,000. The Company currently



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plans to use any proceeds received upon exercise of the Warrants to fund working capital requirements and to fund future acquisitions.

     The use of proceeds set forth above represents the Company's present intention on the basis of circumstances as the date of this Prospectus. The Company may find it necessary or advisable to reallocate the net proceeds or to use portions thereof for other purposes, if assumptions regarding present plans and future events are modified, or if new, attractive opportunities present themselves.

                              PLAN OF DISTRIBUTION

     Series A Warrants to purchase shares of Common Stock were issued pursuant to the Company's initial public offering. The Shares of Common Stock underlying these Series A Warrants and covered by this Prospectus are issuable by the Company upon exercise of the Warrants.

     In order to comply with the securities laws of certain states, if applicable, the Warrants may be exercised in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable states, or an exemption from the registration or qualification requirement is available and is complied with.

     The Shares are being offered on a delayed and continuous basis and may be sold during the period beginning on the effective date of the registration of the Shares and ending upon the expiration date of the Warrants. There can be no assurance that all or any portion of the Warrants will be exercised.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

     The following summary of the terms and provisions of the Series A Warrants is qualified in its entirety to the detailed provisions of the Warrant Agreement between the Company and its Warrant Agent (the "Warrant Agreement").

     Each Warrant entitles the holder thereof to purchase 1.74 Shares of Common Stock at an exercise price of $3.57 per share during the period commencing on March 31, 1993, and ending on March 31, 1999, subject to extension by the Company. The number of shares of Common Stock issuable upon exercise of Series A Warrants and the Series A Warrant exercise price per share of Common Stock are subject to adjustment pursuant to certain anti-dilution provisions contained in the Warrant Agreement. Pursuant to anti-dilution provisions, the number of shares of Common Stock issuable upon the exercise of the Series A Warrants increased from $1.00 to $1.74, and the exercise price of the Series A Warrants decreased from $6.25 to $3.57 per share. The Warrants are redeemable by the Company on an all or nothing basis at a redemption price of $0.01 per Warrant, upon 30 days written notice, at such time as the market price of the Common Stock has exceeded the Warrant exercise price by 10% for a period of 20 consecutive business days, provided, however, that the holder may exercise the Warrant at any time prior to the expiration of the 30-day redemption notice period.

     The Company is required to calculate the number of Shares of Common Stock issuable upon exercise of the Series A Warrants to the nearest hundredth of a share. However, the Company is not required to issue fractions of shares on the exercise of such Warrants and instead, will pay cash equal to the fair market value thereof as determined by the Board of Directors of the Company with respect to such fractions of Common Shares.

     The Warrants may be exercised by surrendering the Warrant certificate, with the purchase form duly completed and executed on any business day at the principal office of American Stock Transfer & Trust Company, 40 Wall Street, New York, NY, 10005 (telephone 212-936-5100) or its successor, as Warrant Agent and upon payment therefor of the purchase price in lawful money of the United States of America to the order of the Warrant Agent.

     Warrant holders are not entitled to vote, to receive dividends, to consent to or to receive notice as shareholders in respect to the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company until the Warrants have been duly exercised. Warrant holders are entitled to certain anti-dilution protections as set forth in provisions of the Warrant Agreement.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock issuable upon exercise of the Warrants pursuant to the anti-dilution provisions of the Warrants have been passed upon for the Company by Baker & McKenzie, Washington, D.C.

                                     EXPERTS

     The consolidated financial statements of Celerity Solutions, Inc. incorporated by reference in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference and made part of this Prospectus:

     1. The Company's Annual Report on Form 10-KSB for the year ended March 31, 1997.

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.

     3. The Company's Current Reports on Form 8-K for the events dated February 11, 1998; December 8, 1997; April 16, 1997; and Current Report on Form 8-K/A for the event dated March 3, 1997, as filed with the Securities and Exchange Commission on April 11, 1997, April 24, 1997 and June 26, 1997, respectively.

     4. The description of the Company's Common Stock, par value $0.10 per share, contained in its Registration Statement on Form S-18 filed on February 13, 1992 (Registration Statement No. 33-45725), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such reports and other documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus has been delivered upon written or oral request of such person, a copy of any and all documents and information incorporated by reference to this Prospectus (other than exhibits and schedules to documents). Requests should be directed to: Celerity Solutions, Inc., Attention: Investor Relations, 200 Baker Avenue, Concord, Massachusetts 01742, Telephone (978) 287-5800.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware sets forth the conditions and limitations governing the indemnification of directors, officers, and other persons. The Company's Certificate of Incorporation provides that the Company will indemnify, to the fullest extent permitted, any and all persons whom it shall have power to indemnify under Delaware law. In addition, the Company's Certificate of Incorporation provides that directors of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (I) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company has entered into Indemnification Agreements ("Agreements") with its directors and officers. These Agreements provide that directors and officers will be indemnified to the fullest extent permitted by law, on account of their service as a director or officer of the Company or any subsidiary of the Company, against expenses, including attorneys' fees, judgments, fines, and amounts paid or incurred by them for settlement (if such settlement is approved in advance by the Company) actually and reasonably incurred in connection with such action, suit, or proceeding if the director or officer acted in good faith and a manner he or she believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Company has purchased insurance on behalf of any person who is or will be a director or officer of the Company which insures against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability.

     Additionally, the Underwriting Agreement executed in connection with the Company's initial public offering, in which the Series A Warrants were issued, further provides for reciprocal indemnification between the Company and the Underwriter as to certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14. Other Expenses of Issuance and Distribution

            Description of Expense                    Amount*

          Registration fee                        $     192.75
          Accountant fees                             3,000.00
          Legal fees                                  5,000.00
          Miscellaneous                                 500.00
                                                  ------------
          Total Expenses                          $   8,692.75
                                                  ============

          * All fees and expenses are estimates and will be paid by the Company.

     Item 15. Indemnification of Directors and Officers

     See "Indemnification of Directors and Officers" in Prospectus. The Company has entered into Indemnification Agreements with its directors and officers, a form of which is incorporated herein by reference as Exhibit 99.1.


     Item 16.  Exhibits

     Exhibit
     Number    Description
     -------   -----------

     1.1*      Form of Underwriting Agreement

     1.2*      Form of Selected Dealers Agreement

     2.1+ Agreement for the Acquisition of the Outstanding Stock of Animation Magic, Inc. -- Management Shareholders, dated December 15, 1994 (incorporated by reference herein to the exhibit filed with the Company's Form 8-K, dated February 13, 1995).

     2.2+ Agreement for the Acquisition of the Outstanding Stock of Animation Magic, Inc. -- Minority Shareholders, dated December 15, 1994 (incorporated by reference herein to the exhibit filed with the Company's Form 8-K, dated February 13, 1995).

     2.3+ Asset Purchase Agreement By and Between Capitol Multimedia, Inc. (as "Seller" and Philips Media, Inc. (as "Purchaser") dated August 11, 1995 (incorporated by reference herein to the exhibit filed with the Company's Form 8-K, dated August 11, 1995).

     2.4+ Capitol Multimedia, Inc. - CSTI Promissory Notes dated March 31, 1997 (incorporated by reference herein to the exhibits filed with the Company's Form 8-K, dated April 11, 1997).

     2.5+ Acquisition Agreement By and Between Capitol Multimedia, Inc., (as "Buyer") and Client Server Technologies, Inc. (as "Seller") dated March 31, 1997 (incorporated by reference herein to the exhibit filed with the Company's Form 8-K, dated April 11, 1997).

     2.6+ Asset Purchase Agreement By and Between Capitol Multimedia, Inc. (as "Seller") and Cendant, Inc. (as "Buyer") dated April 16, 1997 (incorporated by reference herein to the exhibit filed with the Company's Form 8-K, dated April 24, 1997).

     2.7+ Acquisition Agreement By and Between Celerity Solutions, Inc. (as "Buyer") and Somerset Automation, Inc. (as "Seller") dated December 8, 1997 (incorporated herein to the exhibit filed with the Company's Form 8-K, dated December 23, 1997).

     4.1*      Specimen of Stock Certificate - Common Stock

     4.2*      Specimen of Series A Warrant Certificate

     4.3*      Form of Underwriter Warrant

     4.4*      Form of Warrant Agreement with Warrant Agent

     4.5+ Amended and Restated 1991 Non-Qualified Celerity Solutions, Inc. Employee Stock Option Plan (incorporated by reference herein to the exhibit filed with the Company's Form 8-K, dated September 2,
               1997)

     4.6+ Amended and Restated 1992 Non-Qualified Stock Option Plan for Non-Employee Directors (incorporated by reference herein to the exhibit filed with the Company's Form 8-K, dated September 2,
               1997).

     4.7+ First Amendment to the Warrant Agreement Between Capitol Multimedia, Inc. and North American Transfer Co. (incorporated by reference herein to the exhibit filed with the Company's Form 8-K dated February 26, 1996).

     4.8+ First Amendment to the Registration Rights Agreement Dated February 13, 1995 (incorporated by reference herein to the exhibit filed with the Company's Form 8-K dated February 26,
               1996).

     5.1*      Opinion of Schmeltzer, Aptaker & Shepard, P.C.

     5.2*      Opinion of Baker & McKenzie

     23.1*     Consent of  Schmeltzer,  Aptaker & Shepard,  P.C.  (contained  in
               Exhibit 5.1)

     23.2*     Consent of Baker & McKenzie (contained in Exhibit 5.2)

     23.3      Consent of Ernst & Young LLP, independent auditors

     24.1      Power of Attorney (contained on the signature page hereof)

     99.1+ Form of Indemnification Agreement as signed by directors and officers of the Company (incorporated by reference herein to the exhibit filed with the Company's Form 10-QSB, dated June 30,
               1993).

     *         Incorporated   by  reference  from  the  Company's   Registration
               Statement on Form S-18 (or a Post Effective Amendment thereto), Registration No. 33-45725-A.

     **        Previously filed.

     +         Incorporated by reference from filing indicated.

     Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     o To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information or change with respect to the plan of distribution not previously disclosed in the registration statement.

     o For determining liability under the Securities Act of 1933 (the "Act"), to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     o To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     o Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Concord, State of Massachusetts, on the 21th day of May, 1998.

                                        CELERITY SOLUTIONS, INC.

                                        By: /s/ Edward Terino
                                            -----------------------
                                            Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below thereby constitutes and appoints Luda Kopeikina and Edward Terino and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments or supplements to this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do, or cause to be done by virtue hereof.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


     Signature                          Title                        Date
     ---------                          -----                        ----

     /s/ Luda Kopeikina                 Chief Executive           May 19, 1998
     --------------------------         Officer
     Luda Kopeikina

     /s/ Robert Donaldson               Director                  May 19, 1998
     --------------------------
     Robert Donaldson

     /s/ Nico B.M. Letschert            Director                  May 18, 1998
     --------------------------
     Nico B.M. Letschert

     /s/ Igor Razboff                   Director                  May 19, 1998
     --------------------------
     Igor Razboff

     /s/ Philip R. Redmond              Director                  May 20, 1998
     --------------------------
     Philip R. Redmond

     /s/ Richard Santagati              Director                  May 19, 1998
     --------------------------
     Richard Santagati

     /s/ Alan White                     Director                  May 18, 1998
     --------------------------
     Alan White